Exhibit 1.1
BAXTER INTERNATIONAL INC.
Debt Securities
UNDERWRITING AGREEMENT
December 4, 2007
Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
Attention: Robert M. Davis
Ladies and Gentlemen:
     On behalf of the several Underwriters named in Schedule I hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (“Debt Securities”) dated as of December 4, 2007 (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:
DEBT SECURITIES
Time of Sale: 12:10 p.m., Central Standard Time, December 4, 2007
Indenture: Indenture, dated as of August 8, 2006, with The Bank of New York Trust Company, N.A. (as successor in interest to J.P. Morgan Trust Company, National Association), as supplemented by the Second Supplemental Indenture, dated as of December 7, 2007, with The Bank of New York Trust Company, N.A.
Trustee: The Bank of New York Trust Company, N.A.
Title of Designated Securities: 6.250% Senior Notes due December 1, 2037
Aggregate Principal Amount: $500,000,000
Initial Public Offering Price: 99.840% of the principal amount, plus interest, if any, from December 7, 2007
Purchase Price by Underwriters: 98.965% or $494,825,000 (before expense reimbursement of $525,000 payable by the Underwriters to the Company on the Settlement Date)
Ranking: Senior unsecured
Interest Rate: 6.250%
Maturity: December 1, 2037
Interest Payment Dates: June 1 and December 1

Regular Record Dates: May 15 and November 15 preceding the related interest payment date
Conversion or Exchange Provisions: None
Listing Requirements: None
Fixed or Variable Price Offering: None
Currency of Denomination: United States Dollars
Currency of Payment: United States Dollars
Form and Denomination: One or more global notes deposited with The Depositary Trust Company, or its nominee; denominations of $2,000 and integral multiples of $1,000 in excess thereof
Overseas Paying Agents: Not applicable
Redemption Provisions: Make whole + 30bps
Sinking Fund: None
Dealer Concession: 0.50%
Reallowance Concession: 0.25%
Method of Payment: Fedwire – same day funds
Settlement Date: December 7, 2007
Other Terms: Not applicable
If changes in the Standard Provisions have been agreed to, set forth below:
For purposes of the Underwriting Agreement, the Standard Provisions are amended as follows:
1. Section 7 of the Standard Provisions is amended and restated in its entirety to read as follows:
     “SECTION 7. CERTAIN AGREEMENTS OF THE UNDERWRITERS. Each Underwriter of the Designated Securities represents and covenants with the Company that (i) without the consent of the Company it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus as defined in Rule 405, other than (a) a Permitted Free Writing Prospectus or (b) any free writing prospectus as defined in Rule 405 that would not be required to be filed with the Commission that (1) is substantially in the form of Schedule III to the Underwriting Agreement or (2) consists of comparable bond pricing information; and (ii) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).”

Name and Address of Representative:
Banc of America Securities LLC
9 West 57th Street, 29th Floor
New York, New York 10019
UBS Securities LLC
677 Washington Blvd.
Stamford, Connecticut 06901
     The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.
     The respective principal amounts of the Designated Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.
     The provisions of the Standard Provisions are incorporated herein by reference.
     The Closing will take place at 10:00 a.m., New York City time, on December 7, 2007, at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, IL 60606, or at such other place as the Representative and the Company may agree.

     Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

BANC OF AMERICA SECURITIES LLC

/s/ Lily Chang

Name: Lily Chang
Title: Principal

UBS SECURITIES LLC

/s/ Christian Stewart

Name: Christian Stewart
Title: Managing Director

/s/ Jordan Matusow

Name: Jordan Matusow
Title: Director

as Representative for itself and the other
underwriters named in Schedule I attached
hereto

Accepted:

BAXTER INTERNATIONAL INC.

By	/s/ Robert J. Hombach
Name:	Robert J. Hombach
Title:	Corporate Vice President and Treasurer

SCHEDULE I

Principal Amount of
Underwriter	Securities to be Purchased
Banc of America Securities LLC	$205,000,000
UBS Securities LLC	205,000,000
Barclays Capital Inc.	15,000,000
Citigroup Global Markets Inc.	15,000,000
Deutsche Bank Securities, Inc.	15,000,000
Goldman, Sachs & Co.	15,000,000
HSBC Securities (USA) Inc.	15,000,000
J.P. Morgan Securities Inc.	15,000,000

Total	$500,000,000

SCHEDULE II
Attached Permitted Free Writing Prospectus:

Number	Date

1	December 4, 2007

Filed pursuant to Rule 433
Registration No. 333-136224
Dated December 4, 2007
FINAL TERM SHEET
6.250% Senior Notes Due December 1, 2037

Issuer:	Baxter International Inc.

Ratings:	A3 (Stable) by Moody’s, A+ (Stable) by S&P and A (Stable) by Fitch

Format:	SEC-Registered

Ranking:	Senior Notes

Offering Size:	$500,000,000

Trade Date:	December 4, 2007

Settlement Date:	December 7, 2007 (T+3)

Maturity:	December 1, 2037

Interest Payment Dates:	Semi-annually on each June 1 and December 1

First Pay Date:	June 1, 2008

Treasury Benchmark:	4.75% due 2/15/37

UST Spot (PX / Yield):	106-00+ / 4.382

Spread to UST:	+ 188 bps

Re-offer Yield to Maturity:	6.262%

Coupon:	6.250%

Issue Price:	99.840%

Net Proceeds to Issuer:	98.965% or $494,825,000
(before expense reimbursement)

Day Count Basis:	30 / 360

Optional Redemption:	Make Whole + 30 bps

Minimum Denomination:	$2,000 x $1,000

CUSIP:	071813 AX7

Bookrunners:	Banc of America Securities LLC, UBS Securities LLC

Co-managers:	Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities, Inc., Goldman, Sachs & Co., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc.
     Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or UBS Securities LLC toll-free at 1-888-722-9555 ext. 337-1088.

SCHEDULE III
Baxter International Inc.

Issuer:	Baxter International Inc.
Description / Security Type:	[ ]
Size:	$
Maturity:	__, 20__
Coupon:	____%
Price:	____% of face amount
Yield to maturity:	—%
Spread:	[ ]
[Spread to Benchmark Treasury:	____%]
[Benchmark Treasury [Price] and Yield:	______ _____%]
[Treasury Spot:	[ ]]
[Reoffer Yield	[ ]]
Interest Payment Dates:	and , commencing , 200_
Redemption Provisions:	[
[Make-whole call	[At any time][Before the first call date] at a discount rate of Treasury plus __ basis points]
Settlement:	T+_; __, 200_
Denominations:	[ ]
[CUSIP:	[ ]]
[[Expected] Ratings:	[ ]]
[Bookrunners:	[ ]]
[Co-managers:	[ ]]
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Banc of America Securities LLC toll-free at 1-800-294-1322 or UBS Securities LLC toll-free at 1-888-722-9555 ext. 337-1088.

BAXTER INTERNATIONAL INC.
Debt Securities
Underwriting Agreement
Standard Provisions
December 4, 2007
Ladies and Gentlemen:
     From time to time Baxter International Inc., a Delaware corporation (the “Company”), may enter into one or more underwriting agreements in the form attached as Exhibit A hereto (each an “Underwriting Agreement”) that provide for the sale of certain of its debt securities (the “Debt Securities”) specified in the particular Underwriting Agreement (the “Designated Securities”). The basic provisions set forth herein (the “Standard Provisions”) to the extent applicable to securities of the type represented by the Designated Securities will be incorporated by reference in any such Underwriting Agreement relating to a particular issue of Designated Securities. Each Underwriting Agreement will be entered into, with such additions and deletions to the Standard Provisions as the parties thereto may determine and shall be specified in such Underwriting Agreement. The Underwriting Agreement may appoint a lead underwriter or underwriters (collectively, the “Representative”) for the particular issue of Designated Securities and will specify the underwriters participating in such offering (such underwriters together with the Representative, the “Underwriters”, which term shall include any Underwriter substituted pursuant to Section 10 hereof). An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of communications or any other rapid transmission device designed to produce a written record of communications transmitted. The Underwriting Agreement, including the provisions of the Standard Provisions incorporated therein by reference, is herein referenced as to “this Agreement.”
     The terms and rights of any particular issue of Designated Securities shall be as specified in the Underwriting Agreement related thereto and in or pursuant to the indenture (the “Indenture”) identified in the Underwriting Agreement. The obligation of the Company to issue and sell any of the Designated Securities and the obligation of the Underwriters to purchase any of the Designated Securities shall be evidenced by the Underwriting Agreement with respect to the Designated Securities specified therein.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 as defined in Rule 405 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the “Securities Act”) in respect of the Designated Securities; such registration statement has become effective pursuant to the Securities Act and the Indenture filed as an exhibit to such registration statement has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Company has filed, or shall file, with the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Designated Securities and reflecting the terms of the Designated Securities and plan of distribution arising from the Underwriting Agreement (the “Prospectus Supplement”). The term “Registration Statement” as used with respect to a particular issue of Designated Securities, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act as such section applies to the Company and the Underwriters for the Designated Securities pursuant to Rule 430B(f)(2) under the Securities Act (the “Effective Time”), including (i) all documents then filed as a part thereof or incorporated or deemed to be incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B(f)(1) under the Securities Act, to be part of the Registration Statement at the Effective Time.
     As used herein, the following terms shall have the following meanings:
     “Base Prospectus” means the prospectus included in the Registration Statement exclusive of any prospectus supplement relating to the Designated Securities.
     “Permitted Free Writing Prospectus” means any “free writing prospectus” (as defined in Rule 405 under the Securities Act) relating to the Designated Securities attached as Schedule II to the Underwriting Agreement for the Designated Securities.
     “Prospectus” means the Base Prospectus together with the Prospectus Supplement in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in the offering of the Designated Securities.
     “Preliminary Prospectus” means a preliminary prospectus supplement filed with the Commission pursuant to Rule 424(b) under the Securities Act specifically relating to a particular issue of Designated Securities together with the Base Prospectus.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or Preliminary Prospectus, as the case may be, as of the Effective Time of the Registration Statement or the date of such Prospectus or Preliminary Prospectus; and all references in this Agreement to the Registration Statement, Prospectus or Preliminary Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, including the rules and regulations of the Commission promulgated thereunder (collectively, the “Exchange Act”), that are deemed to be incorporated by reference thereunder.
     SECTION 1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to each Underwriter named in the applicable Underwriting Agreement as follows:
     (a) The Company was a “well known seasoned issuer” as defined in Rule 405 of the Securities Act (i) at the time of the filing of the Registration Statement, (ii) at the time of filing the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Designated Securities in reliance on the exemption of Rule 163 and (iv) at the Effective Time; and at the earliest time after the initial filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Designated Securities and at the Effective Time, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.

     (b) The Registration Statement is an “automatic effective registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the Company’s knowledge, no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of Designated Securities has been initiated or threatened by the Commission.

     (c) (i) each document filed by the Company pursuant to the Exchange Act that is incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information (as defined below) complied when so filed in all material respects with the Exchange Act, and each document, if any, hereafter filed by the Company and so incorporated by reference in the Prospectus will comply when so filed in all material respects with the Exchange Act; (ii) the Registration Statement, at the Effective Time and at the Time of Sale, and the Prospectus and any Permitted Free Writing Prospectuses, as of their respective dates, comply and, as amended or supplemented, if applicable, will comply, in all material respects with the Securities Act; and (iii) (A) at the Effective Time of the Registration Statement it did not and, as amended or supplemented, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at the Time of Sale, the Time of Sale Information (as defined below) did not and, at the Closing Time (as defined below), the Time of Sale Information will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (C) the Prospectus as of the date of the Prospectus Supplement will not, and the Prospectus (as amended or supplemented, other than as to supplements relating only to securities other than the Designated Securities) as of the Closing Time will not, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that these representations and warranties do not apply to (a) statements or omissions in the Registration Statement, any Preliminary Prospectus, the Prospectus, any amendments or supplements to the foregoing, or in the Time of Sale Information, made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through the Representative expressly for use therein and (b) the Statement of Eligibility and Qualification (the “Form T-1”), included as an exhibit to the Registration Statement.
     (d) The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not used, authorized, approved or referred to and will not use, authorize, approve or refer to any free writing prospectus as defined in Rule 405, other than a Permitted Free Writing Prospectus or any free writing prospectus as defined in Rule 405 that would not be required to be filed with the Commission that is substantially in the form of Schedule III to the Underwriting Agreement. The Company has not used and will not use a Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act and otherwise in compliance with the Securities Act.
     (e) This Agreement has been duly authorized, executed and delivered by the Company.
     (f) Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus, except as otherwise stated therein or contemplated thereby, (i) there has been no material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries considered as one enterprise, or in the earnings or the ability to continue to conduct business in the usual and ordinary course of the Company and its subsidiaries considered as one enterprise (a “Material Adverse Effect”) and (ii) there has been no material transaction entered into by the Company or any of its subsidiaries other than transactions in the ordinary course of business or transactions which are not material in relation to the Company and its subsidiaries considered as one enterprise.
     (g) PricewaterhouseCoopers LLP, the accountants who certified the financial statements and schedules filed with the Commission as a part of the Registration Statement and included in the Time of Sale Information and the Prospectus, to the Company’s knowledge, is an independent registered public accounting firm with respect to the Company and its subsidiaries as required by the Securities Act.
     (h) The consolidated financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the consolidated results of their operations for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis during the periods involved, except as may be indicated therein. The supporting schedules included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, the information required to be stated therein.
     (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not result in a Material Adverse Effect.
     (j) Each of Baxter Healthcare Corporation, a Delaware corporation, and Baxter World Trade Corporation, a Delaware corporation (together, the “Significant Subsidiaries”), is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted; each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify would not result in a Material Adverse Effect.
     (k) Except as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Significant Subsidiary, which could reasonably be expected to result in a Material Adverse Effect or would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by the Underwriting Agreement.

     (l) The Designated Securities have been duly authorized, and, when Designated Securities are issued and delivered pursuant to this Agreement with respect to such Designated Securities, such Designated Securities will have been duly executed, authenticated, issued and delivered, will be entitled to the benefits provided by the Indenture and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Designated Securities will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (m) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed, and delivered by the Company and (assuming due authorization, valid execution, and delivery thereof by the Trustee) is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). The Indenture conforms in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and the Prospectus.
     (n) Neither the Company nor any of the Significant Subsidiaries is (A) in violation of its respective charter or by-laws or other similar organizational documents or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or other evidence of indebtedness or in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties is bound, except, with respect to clause (B) above, for such defaults that would not result in a Material Adverse Effect;
     (o) The execution and delivery of this Agreement and the Indenture, and the incurrence of the obligations set forth herein and therein and the consummation of the transactions contemplated herein and therein will not conflict with or constitute a breach of, or default under (i) the respective charter and by-laws of the Company or any Significant Subsidiary, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any Significant Subsidiary is a party or by it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not result in a Material Adverse Effect.
     (p) No consent, approval, authorization, order, decree, registration or filing or qualification of or with any court or governmental agency or body is required in connection with the execution and delivery of this Agreement or the Indenture or the consummation by the Company of the transactions contemplated herein and therein, except such as have been obtained or rendered, as the case may be.
     (q) The Company is not required to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

     SECTION 2. TIME OF SALE; SALE AND DELIVERY; CLOSING.
     (A) TIME OF SALE. The “Time of Sale” shall occur and be confirmed by specification in the Underwriting Agreement. The Preliminary Prospectus and the Permitted Free Writing Prospectuses, if any, together with the Base Prospectus, in the aggregate, are hereinafter referred to as the “Time of Sale Information”.
     (B) PUBLIC OFFERING. The Company understands that the Underwriters intend to make a public offering of the Designated Securities as soon after the effectiveness of the Underwriting Agreement as in the judgment of the Representative is advisable, and initially to offer the Designated Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Designated Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter.
     (C) SALES TO UNDERWRITERS. Pursuant to the applicable Underwriting Agreement, the Company will agree to sell to the several Underwriters named in Schedule I thereto and the Underwriters, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, will agree to purchase from the Company severally and not jointly the principal amounts of Debt Securities set forth opposite their names in Schedule I thereto, at the respective purchase prices set forth in such Underwriting Agreement, plus accrued interest, if any, from the date set forth therein to the date of payment and delivery.
     (D) PAYMENT. Designated Securities to be purchased by each Underwriter pursuant to the Underwriting Agreement relating thereto, in such authorized denominations and registered in such names as the Representative may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefore in the funds and in the manner specified in such Underwriting Agreement, all at the place and time and date specified in such Underwriting Agreement or at such other place and time and date as the Representative and the Company may agree upon in writing, such time and date being herein called the “Closing Time” for such Designated Securities.
     SECTION 3. COVENANTS.
     (A) Covenants of the Company. The Company covenants with each Underwriter of the Designated Securities as follows:
     (1) COMPLIANCE WITH SECURITIES LAWS. To prepare the Prospectus Supplement in relation to the applicable Designated Securities in a form approved by the Underwriters and to file such Prospectus Supplement with the Commission within the time periods specified by Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of the Underwriting Agreement relating to the applicable Designated Securities or, if applicable, such earlier time as may be required by Rule 424(b); and to file any Permitted Free Writing Prospectus to the extent required by Rule 433 under the Securities Act.
     (2) DELIVERY OF REGISTRATION STATEMENTS AND PROSPECTUSES. The Company will furnish to the Representative and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Time and, so long as the delivery of a prospectus by any Underwriter or dealer is required under the Securities Act (or required to be delivered but for Rule 172) in connection with the sales of the Designated Securities (the “Prospectus Delivery Period”), as many copies of the Prospectus and any amendments thereof and supplements thereto as well as each Permitted Free Writing Prospectus (if applicable) as the Representative may reasonably request; provided, that the Company shall not be required to furnish copies of the Prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company.
     (3) CONTINUED COMPLIANCE WITH SECURITIES LAWS. (A) If at any time during the Prospectus Delivery Period, (i) any event shall occur or condition shall exist as a result of which the Registration Statement, Time of Sale Information or Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Registration Statement, Time of Sale Information or Prospectus is delivered to a purchaser or (ii) if it shall be necessary at any such time to amend or supplement the Registration Statement or Prospectus in order to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, and (B) if at any time prior to the Closing Time (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it shall be necessary to amend or supplement the Time of Sale Information to comply with the requirements of the Securities Act, the Exchange Act or the Trust Indenture Act, the Company will promptly notify the Underwriters thereof, and will promptly prepare and file with the Commission, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, Prospectus or the Time of Sale Information, as the case may be, comply with such requirements, and the Company will furnish to the Underwriters and to such dealers as the Representative may designate, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request. Before filing any amendment or supplement to the Registration Statement, the Prospectus or the Time of Sale Information, whether before or after the time that the Registration Statement becomes effective, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed amendment or supplement for review.
     (4) COMPLIANCE WITH THE EXCHANGE ACT. During the Prospectus Delivery Period, the Company will comply, in a timely manner, with all applicable requirements under the Exchange Act relating to the filing with the Commission of the Company’s reports pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act and, if then applicable, the Company’s proxy statement pursuant to Section 14(a) of the Exchange Act.
     (5) NOTICE TO THE REPRESENTATIVE. During the Prospectus Delivery Period, the Company will advise the Representative (i) of the time when any amendment to the Registration Statement has been filed or becomes effective, (ii) of the time when any supplement to the Prospectus or any amendment to the Prospectus or any Permitted Free Writing Prospectus has been filed, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or any other request by the Commission for any additional information, (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any prospectus relating to the Designated Securities; or (v) of the suspension of the qualification of such Designated Securities for offer or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose; and the Company will use reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any prospectus or suspending any such qualification of the Securities; and if any such order is issued or the Company receives notice suspending the Registration Statement, preventing or suspending the use of any prospectus relating to the Designated Securities or suspending any such qualification of the Designated Securities and, if any such order is issued, will obtain as soon as reasonably possible the withdrawal thereof.

     (6) FILING FEES. The Company agrees to pay the required Commission filing fees relating to the Designated Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (7) BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Designated Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably request and will continue such qualification in effect so long as required for distribution of the Designated Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction.
     (8) EARNINGS STATEMENT. The Company will make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the date of each Underwriting Agreement, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act.
     SECTION 4. PAYMENT OF EXPENSES. The Company will pay all expenses incident to the performance of its obligations under the Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement, the Preliminary Prospectus, any Permitted Free Writing Prospectus, the Time of Sale of Information and the Prospectus (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the Designated Securities to the Underwriters, (iii) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the fees and disbursements of the Trustee and its counsel, (iv) the qualification of the Designated Securities under state securities laws in accordance with the provisions of Section 3(A)(7) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (v) the delivery to the Underwriters of copies of each Preliminary Prospectus, any Permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, (vi) the fees charged by nationally recognized statistical rating organizations for the rating of the Designated Securities and (vii) the fees and expenses incurred with respect to the listing, if any, of Designated Securities on any securities exchange.
     SECTION 5. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The obligations of the Underwriters to purchase and pay for the Designated Securities pursuant to the applicable Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:
     (A) No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose shall be pending before or threatened by the Commission; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representative.
     (B) Subsequent to the execution and delivery of the Underwriting Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, or changed its outlook, with possible negative implications, with respect to its rating of any of the Company’s debt securities.

     (C) The Prospectus and any Permitted Free Writing Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act (in the case of any Permitted Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act).
     (D) At Closing Time, the Representative shall have received the opinion, relating to the Designated Securities and substantially to the effect set forth in Exhibit B hereto, dated such date, of an Associate General Counsel of the Company, or such other person named in the Underwriting Agreement.
     (E) At Closing Time, the Representative shall have received the opinion, dated such date, of counsel for the Underwriters, relating to the Designated Securities and such other matters as the Representative may reasonably request.
     (F) On the date of the Underwriting Agreement and at Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP, or such other firm as may be selected by the Company as the Company’s independent registered public accounting firm from time to time, a letter dated as of such date, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and Prospectus.
     (G) At Closing Time, there has been no Material Adverse Effect since the date of the Underwriting Agreement or since the respective dates as of which information is given in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with completion of the offering or the sale of and payment for the Designated Securities; and the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the foregoing effect.
     (H) At Closing Time, the Representative shall have received a certificate of the Company, dated the date of the Closing Time and signed by an authorized officer of the Company, to the effect that the representations and warranties of the Company contained in Section 1 are true and correct (or, with respect to the representations and warranties contained in Section 1 that are not qualified as to materiality, true and correct in all material respects) with the same force and effect as though expressly made at the Closing Time. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.
     SECTION 6. INDEMNIFICATION. (a) The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted as such fees and expenses are incurred) that arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus or the Prospectus as amended or supplemented, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing to the Company by any

Underwriter through the Representative expressly for the use therein; provided, however, that the foregoing indemnity with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Designated Securities, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale the Company shall have notified such Underwriter in writing that the Preliminary Prospectus contains an untrue statement of material fact or omits to state therein a material fact required to be stated therein in order to make the statements therein not misleading, (ii) such untrue statement or omission of a material fact was corrected in an amended or supplemented Preliminary Prospectus or, where permitted by law, an issuer free writing prospectus (as defined in Rule 433 under the Securities Act), (iii) the Company shall have filed such amended or supplemented Preliminary Prospectus or issuer free writing prospectus with the Commission on Form 8-K prior to the Time of Sale correcting such untrue statement or omission of a material fact prior to the Time of Sale, (iv) the Company provided such corrected Preliminary Prospectus or issuer free writing prospectus to such Underwriter sufficiently far enough in advance of the Time of Sale so that such corrected Preliminary Prospectus or issuer free writing prospectus could have been provided to such person prior to the Time of Sale, and the Company requested in writing that the Underwriters deliver such amended Preliminary Prospectus or issuer free writing prospectus to the persons to whom the Underwriters are selling the Designated Securities, (v) the Underwriter did not send or give such corrected Preliminary Prospectus or issuer free writing prospectus to such person at or prior to the Time of Sale of the Designated Securities to such person, and (vi) such loss, claim, damage or liability would not have occurred had the Underwriter delivered the corrected Preliminary Prospectus or issuer free writing prospectus to such person as provided for in clause (v) above.
     Each Underwriter agrees, severally and not jointly to indemnify and hold harmless the Company, its directors, its officers and any person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, with respect to any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, any Permitted Free Writing Prospectus, the Time of Sale Information or the Prospectus or any amendment or supplement thereto.
     Promptly after receipt by any person of notice of any claim or the institution of any proceeding (including any governmental investigation) in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing; provided, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under such preceding paragraphs except to the extent that it has been materially prejudiced through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under such preceding paragraphs. The indemnifying party shall be entitled to participate therein, and, to the extent that it elects (upon notice to the indemnified party), jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party (who shall not, without the consent of the indemnified party, be counsel to the indemnifying person). If the indemnifying party shall not have so elected to assume such defense, then, upon request of the indemnified party, the indemnifying party shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. If the indemnifying party shall so elect to assume such defense, the indemnifying party shall not be liable to the indemnified party pursuant to this Section 6 of any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Anything hereinabove to the contrary notwithstanding, any reference in this Section 6 to counsel reasonably satisfactory to, or designated by, the indemnified party shall mean (i) in the case of parties indemnified pursuant to the second preceding paragraph, counsel reasonably satisfactory to, or designated by, the Representative on behalf of all parties so indemnified pursuant to such paragraph and (ii) in the case of parties indemnified pursuant to the first preceding paragraph, counsel reasonably satisfactory to, or designated by, the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to, or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (b) CONTRIBUTION. If the indemnification provided for in paragraph (a) of Section 6 is unavailable as a matter of law to an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefit received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus. The relative fault of the Company, on the one hand, and of the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omissions.
     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this paragraph were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations provided for, in the respective cases, in clauses (i) and (ii) of the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provision of this paragraph (b) concerning contribution, no indemnifying party shall be required to make contribution in any circumstances in which such party would not have been required to provide indemnification by the terms of paragraph (a). Nothing herein contained shall be deemed to constitute a waiver by an indemnified party of such party’s rights, if any, to receive contribution pursuant to Section 11(f) of the Securities Act or other applicable law. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this section are several, in proportion to the respective amounts of Designated Securities underwritten by each of such Underwriters, and not joint.
     In the event that the indemnifying party is one or more of the Underwriters, then the Representative shall act on behalf of the indemnifying party with respect to receipt of notice, agreement as to retention of separate counsel and consent to settlement, and the indemnified party may rely upon the action of the Representative as binding upon each such indemnifying party for purposes of this section.
     The remedies provided for in this Section 6 are not exclusive and shall not limit any rights and remedies which may otherwise be available to any indemnified party at law or in equity
     SECTION 7. CERTAIN AGREEMENTS OF THE UNDERWRITERS. Each Underwriter of the Designated Securities represents and covenants with the Company that (i) without the consent of the Company it has not made and will not make any offer relating to the Designated Securities that would constitute a free writing prospectus as defined in Rule 405, other than (a) a Permitted Free Writing Prospectus or (b) any free writing prospectus as defined in Rule 405 that would not be required to be filed with the Commission that is substantially in the form of Schedule III to the Underwriting Agreement; and (ii) it is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     SECTION 8. SURVIVABILITY. All representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Designated Securities.
     SECTION 9. TERMINATION. This Agreement shall be subject to termination in the discretion the Representative at any time subsequent to the date of the applicable Underwriting Agreement prior to the Closing Time by notice to the Company if (i) trading generally on the New York Stock Exchange shall have been suspended or materially limited; (ii) trading of the Company’s common stock shall have been suspended on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in the State of New York or the United States shall have been declared by the appropriate authorities, or a material disruption in commercial banking or securities settlement or clearance services in the United States adversely affecting transactions of the type contemplated in the applicable Underwriting Agreement; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Designated Securities on the terms and in the manner contemplated by the Underwriting Agreement, the Time of Sale Information and the Prospectus. If any Underwriting Agreement is terminated pursuant to Sections 5 and 9 hereof, the Company shall not then be under any liability to any Underwriter with respect to the Designated Securities except as provided in Sections 4 and 6 hereof; provided, however, if any Underwriting Agreement is terminated for any reason (other than a default by the Underwriters under Section 10 hereof), the Company shall reimburse the Underwriters for all reasonable out-of-pocket expenses approved in writing by the Representatives, including the reasonable fees and disbursements of counsel for the Underwriters that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Designated Securities.
     SECTION 10. DEFAULT BY ONE OR MORE OF THE UNDERWRITERS. If one or more of the Underwriters shall fail at the Closing Time to purchase the Designated Securities which it or they are obligated to purchase under the applicable Underwriting Agreement (the “Defaulted Securities”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (A) if the number or aggregate principal amount, as the case may be, of Defaulted Securities does not exceed 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under such Underwriting Agreement bear to the underwriting obligations of all non-defaulting Underwriters, or
     (B) if the number or aggregate principal amount, as the case may be, of Defaulted Securities exceeds 10% of the number or aggregate principal amount, as the case may be, of Designated Securities to be purchased on such date pursuant to such Underwriting Agreement, such Underwriting Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect to its default.
     In the event of any such default which does not result in a termination of the applicable Underwriting Agreement either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.
     SECTION 11. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or faxed and confirmed to them, at the address of the Representative described in the applicable Underwriting Agreement; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it, at One Baxter Parkway, Deerfield, Illinois, 60015; attention Corporate Secretary.
     SECTION 12. PARTIES. This Agreement shall each inure to the benefit of and be binding upon the Company, the Representative and any other Underwriters and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Section 6 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.
     SECTION 13. RELATIONSHIP. The Company acknowledges and agrees that (i) the purchase and sale of the Designated Securities pursuant to the Underwriting Agreement is an arm’s-length commercial transaction between the Company and each Underwriter, (ii) in connection therewith, and with the process leading to such transaction, each Underwriter is acting solely as a principal and not as the agent or fiduciary of the Company or any of its subsidiaries, (iii) each Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company or any of its subsidiaries with respect to the offering contemplated by the Underwriting Agreement or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) or any other obligation to the Company or any of its subsidiaries except the obligations expressly set forth in the Underwriting Agreement, and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any Underwriter has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any of its subsidiaries, in connection with such transaction or the process leading thereto.
     SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     SECTION 15. EFFECT OF HEADINGS. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Exhibit A
BAXTER INTERNATIONAL INC.
Debt Securities
UNDERWRITING AGREEMENT
[          ], 200[  ]
Baxter International Inc.
One Baxter Parkway
Deerfield, IL 60015
Attention: Robert M. Davis
Ladies and Gentlemen:
     On behalf of the several Underwriters named in Schedule I hereto and for their respective accounts, we offer to purchase, on and subject to the terms and conditions of, and utilizing terms as defined in, the Underwriting Agreement Standard Provisions (“Debt Securities”) dated as of                      (“Standard Provisions”), which is attached hereto, the following securities (“Designated Securities”) on the following terms:
DEBT SECURITIES
Time of Sale:
Indenture:
Trustee:
Title of Designated Securities:
Aggregate Principal Amount:
Initial Public Offering Price:
Purchase Price by Underwriters:
Ranking:
Interest Rate:
Maturity:
Interest Payment Dates:
Regular Record Dates:
Conversion or Exchange Provisions:
Listing Requirements:

Fixed or Variable Price Offering:
Currency of Denomination:
Currency of Payment:
Form and Denomination:
Overseas Paying Agents:
Redemption Provisions:
Sinking Fund:
Dealer Concession:
Reallowance Concession:
Method of Payment:
Settlement Date:
Other Terms:
If changes in the Standard Provisions have been agreed to, set forth below:
Name and Address of Representative:

     The Representative named above and executing this Underwriting Agreement represents that the Underwriters have authorized the Representative to enter into this Underwriting Agreement and to act hereunder on their behalf.
     The respective principal amounts of the Designated Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule I hereto.
     The provisions of the Standard Provisions are incorporated herein by reference.
     The Closing will take place at [___], New York City time, on [                    ], 20[___], at the offices of Mayer Brown LLP, 71 South Wacker Drive, Chicago, IL 60606, or at such other place as the Representative and the Company may agree.

     Please signify your acceptance by signing the enclosed response to us in the space provided and returning it to us.

Very truly yours,

[Representative]

Name:
Title:

as Representative for itself and the other
underwriters named in Schedule I attached
hereto

Accepted:

BAXTER INTERNATIONAL INC.

By
Name:
Title:

SCHEDULE I

Principal Amount of
Underwriter	Securities to be Purchased

Total	[$ ]

SCHEDULE II
Attached Permitted Free Writing Prospectus:

Number	Date
1	[ ], 200[ ]

Filed pursuant to Rule 433
Registration No. 333-136224
Dated                     , 2007
FINAL TERM SHEET
___% Notes Due ___

Issuer:	Baxter International Inc.

Expected Ratings:	[ ]

Format:	[ ]

Ranking:	[ ]

Offering Size:	$[ ]

Trade Date:	[ ]

Settlement Date:	[ ] (T+3)

Maturity:	[ ]

Interest Payment Dates:	[ ]

First Pay Date:	[ ]

Treasury Benchmark:	[ ]

UST Spot (PX / Yield):	[ ]

Spread to UST:	[ ]

Re-offer Yield to Maturity:	[ ]%

Coupon:	[ ]%

Issue Price:	[ ]%

Net Proceeds to Issuer:	$[ ]

Day Count Basis:	[ ]

Optional Redemption:	[ ]

Minimum Denomination:	[ ]

CUSIP:	[ ]

Bookrunners:	[ ]

Co-managers:	[ ]
     Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
     The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling [     ] toll-free at [     ] [or emailing [ ] at [. ]].

SCHEDULE III
Baxter International Inc.

Issuer:	Baxter International Inc.
Description / Security Type:	[ ]
Size:	$
Maturity:	__, 20__
Coupon:	____%
Price:	____% of face amount
Yield to maturity:	____%
Spread:	[ ]
[Spread to Benchmark Treasury:	____%]
[Benchmark Treasury [Price] and Yield:	______ _____%]
[Treasury Spot:	[ ]]
[Reoffer Yield	[ ]]
Interest Payment Dates:	and , commencing , 200_
Redemption Provisions:	[
[Make-whole call	[At any time][Before the first call date] at a discount rate of Treasury plus __ basis points]
Settlement:	T+_; _________ __, 200_
Denominations:	[ ]
[CUSIP:	[ ]]
[[Expected] Ratings:	[ ]]
[Bookrunners:	[ ]]
[Co-managers:	[ ]]
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-[xxx-xxx-xxxx] [or emailing [ ] at [. ]]

Exhibit B
FORM OF OPINION OF COMPANY’S CORPORATE COUNSEL
TO BE DELIVERED PURSUANT TO
SECTION 5(D)
     (i) This Agreement has been duly authorized, executed and delivered by the Company.
     (ii) The Indenture has been duly authorized, executed and delivered by the Company and, assuming the due authorization, execution and delivery thereof by the Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (iii) The Designated Securities have been duly authorized and executed by the Company and, when duly authenticated by the Trustee and issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement and the Indenture, the Designated Securities will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
     (iv) The Registration Statement became effective upon filing with the Commission pursuant to Rule 462 under the Securities Act and, pursuant to Section 309 of the Trust Indenture Act, the Indenture has been qualified under the Trust Indenture Act, and (a) such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and (b) to such counsel’s knowledge, no proceedings for that purpose have been instituted or are pending or threatened.
     (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Prospectus and the Time of Sale Information and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except (i) where the failure to so qualify would not result in a Material Adverse Effect and (ii) in the case of good standing, for any jurisdiction not recognizing the legal concept of good standing.
     (vi) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as now being conducted; and to such counsel’s knowledge, each Significant Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except (i) where the failure to so qualify would not result in a Material Adverse Effect and (ii) in the case of good standing, for any jurisdiction not recognizing the legal concept of good standing.
     (vii) Except as set forth in the Registration Statement, the Time of Sale Information and Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of such counsel, threatened against or affecting the Company or any Significant Subsidiary, which could reasonably be expected to result in a Material Adverse Effect.
     (viii) The execution and delivery by the Company of this Agreement and the Indenture, and the incurrence by the Company of the obligations set forth therein and the consummation by the Company of the transactions contemplated thereby will not conflict with or constitute a breach of, or default under (i) the respective charter or bylaws of the Company or any Significant Subsidiary, (ii) any bond, debenture, note or other evidence of indebtedness or any contract, indenture, mortgage, loan agreement or lease to which the Company or any Significant Subsidiary is a party or by it is bound, or (iii) any statute, law, administrative regulation or administrative or court decree, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches or defaults that would not result in a Material Adverse Effect and except further that such counsel may state that the opinion set forth in clause (iii) is limited to those statutes, laws or regulations in effect on the date of this opinion which, in such counsel’s experience, are normally applicable to transactions of the type contemplated by this Agreement but without such counsel having made any special investigation as to the applicability of any specific law, rule or regulation beyond such investigation made by such counsel in the course of such counsel’s ongoing representation of the Company.
     (ix) No consent, approval, authorization or order of or qualification or registration with any court or other governmental body or agency is, to such counsel’s knowledge, required for the performance by the Company of its obligations under this Agreement, the Designated Securities and the Indenture, other than such registrations or qualifications as may be necessary under the Blue Sky laws or other securities laws of the various states in which the Designated Securities may be offered or sold.
     (x) Such counsel shall state that the Registration Statement, at the effective time as set forth in Rule 430B(f)(2) under the Securities Act, the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement, as of the date of the Preliminary Prospectus Supplement, and the Base Prospectus, as supplemented by the Prospectus Supplement, as of the date of the Prospectus Supplement, each appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act (other than financial statements or schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, including the Form T-1, as to which such counsel need not express any opinion), and that each document, if any, filed pursuant to the Exchange Act (other than the financial statements, schedules and other financial information included or incorporated by reference therein or excluded therefrom, as to which such counsel need not express any opinion) and incorporated by reference in Time of Sale Information and the Prospectus, appeared on its face to be appropriately responsive in all material respects with the Exchange Act and the rules and regulations thereunder, as of the date on which they were filed with the Commission.
     (xi) The statements in the Prospectus Supplement under the caption “Description of the Notes” (other than the statements under the caption “—Book-Entry and Settlement”) and the statements in the Base Prospectus under the caption “Description of Debt Securities” (other than the statements under the caption “—Book-Entry Securities”) insofar as such statements purport to summarize certain provisions of the documents referred to therein, fairly summarize such provisions in all material respects.
     In rendering such opinion, such counsel (1) may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers and public officials, (2) may state that such counsel expresses no opinion as to laws, rules, regulations, consents, approvals, authorizations or other orders other than those of the State of Illinois, the General Corporation Law of the State of Delaware and the federal law of the United States of America, and that no opinion need be expressed on or in respect to “Blue Sky” or other state securities laws of the various states in which Designated Securities may be offered or sold, and (3) may state that such counsel has assumed for purposes of such counsel’s opinions as to the enforceability of the Indenture and the Designated Securities that the laws of the State of New York are the same as the laws of the State of Illinois in all respects relevant to such opinions.
     Such counsel also shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel, at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed, and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and has made no independent check or verification thereof (except to the extent referred to in paragraph (xi) above), on the basis of the foregoing, no facts have come to such counsel’s attention which have caused such counsel to believe that (a) the Registration Statement, at the effective time as set forth in Rule 430B(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (b) the Time of Sale Information, as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (c) the Prospectus, as of the date of the Prospectus Supplement and as of the Closing Time, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case counsel need express no opinion as to financial statements or schedules or other financial or statistical data included or incorporated by reference therein or excluded therefrom or the statements contained in the exhibits to the Registration Statement, including the Form T-1.